UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
___________________________________________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2018
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Aramark
(Exact name of Registrant Specified in Charter) ___________________________________________________________
Delaware	001-36223	20-8236097
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1101 Market Street Philadelphia, Pennsylvania	19107
(Address of Principal Executive Offices)	(Zip Code)
(Registrant's Telephone Number, Including Area Code): (215) 238-3000
N/A (Former name or former address, if changed since last report.)
___________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 5 to the Credit Agreement

On May 24, 2018 (the “Closing Date”), Aramark Services, Inc. (the “Company”), an indirect wholly owned subsidiary of Aramark (“Aramark” or “Parent”), Aramark Intermediate HoldCo Corporation (“Holdings”) and certain wholly-owned subsidiaries of the Company entered into Amendment No. 5 (the “Amendment”) with the financial institutions party thereto and JPMorgan Chase Bank, N.A. as administrative agent for the Lenders (as defined below) and collateral agent for the secured parties thereunder, to the credit agreement (the “Credit Agreement”), dated March 28, 2017, among the Company, Holdings, ARAMARK Canada Ltd., ARAMARK Investments Limited, ARAMARK Ireland Holdings Limited, ARAMARK Regional Treasury Europe, Designated Activity Company, ARAMARK Holdings GmbH & Co. KG, Aramark International Finance S.à r.l. and certain wholly-owned domestic subsidiaries of the Company, the financial institutions from time to time party thereto (including the financial institutions party to the Incremental Amendment, the “Lenders”), the issuing banks named therein and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and collateral agent for the secured parties thereunder.

The Amendment provides for the reduction of the interest rate applicable to the U.S. Term B Loans under the Credit Agreement through the borrowing of Refinancing Term Loans (as defined in the Credit Agreement) under the Credit Agreement (the “Borrowing”) comprised of new U.S. Term B-2 Loans in an amount equal to $1,410,625,000, due in March 2024. The new U.S. Term B-2 Loans were funded in full on the Closing Date and were applied by the Company to fully refinance the U.S. Term B Loans previously outstanding under the Credit Agreement.

The new U.S. Term B-2 Loans bear interest at a rate equal to, at the Company’s option, either (a) a LIBOR rate determined by reference to the costs of funds for deposits in U.S. dollars for the interest period relevant to such borrowing adjusted for certain additional costs or (b) a base rate determined by reference to the highest of (1) the prime rate of the administrative agent, (2) the federal funds rate plus 0.50% and (3) the LIBOR rate plus 1.00% plus an applicable margin of 1.75% for borrowings based on the LIBOR rate and 0.75% for borrowings based on the base rate.

The new U.S. Term B-2 loans require the payment of installments in quarterly principal amounts of 1.00% per annum of the funded total principal amount thereunder and are subject to substantially similar terms relating to guarantees, collateral, mandatory prepayments and covenants that were previously applicable to the Company’s existing U.S. Term B Loans outstanding under the Credit Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1
Incremental Amendment No. 5, dated as of May 24, 2018, among Aramark Services, Inc. (the “Company”), Aramark Intermediate HoldCo Corporation (“Holdings”), certain wholly-owned subsidiaries of the Company, each Converting U.S. Term B-2 Lender (as defined therein), the Additional U.S. Term B-2 Lender (as defined therein), the financial institutions party thereto and JPMorgan Chase Bank, N.A. as administrative agent for the Lenders (as defined below) and collateral agent for the secured parties thereunder to the credit agreement, dated March 28, 2017, among the Company, Holdings, ARAMARK Canada Ltd., ARAMARK Investments Limited, ARAMARK Ireland Holdings Limited, ARAMARK Regional Treasury Europe, Designated Activity Company, ARAMARK Holdings GmbH & Co. KG, Aramark International Finance S.à r.l. and certain wholly-owned domestic subsidiaries of the Company, the financial institutions from time to time party thereto (including the financial institutions party to the Incremental Amendment, the “Lenders”), the issuing banks named therein and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and collateral agent for the secured parties thereunder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aramark

Date:	May 31, 2018	By:	/s/ Brian Pressler
		Name:	Brian Pressler
		Title:	Senior Vice President, Controller
and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Incremental Amendment No. 5, dated as of May 24, 2018, among Aramark Services, Inc. (the “Company”), Aramark Intermediate HoldCo Corporation (“Holdings”), certain wholly-owned subsidiaries of the Company, each Converting U.S. Term B-2 Lender (as defined therein), the Additional U.S. Term B-2 Lender (as defined therein), the financial institutions party thereto and JPMorgan Chase Bank, N.A. as administrative agent for the Lenders (as defined below) and collateral agent for the secured parties thereunder to the credit agreement, dated March 28, 2017, among the Company, Holdings, ARAMARK Canada Ltd., ARAMARK Investments Limited, ARAMARK Ireland Holdings Limited, ARAMARK Regional Treasury Europe, Designated Activity Company, ARAMARK Holdings GmbH & Co. KG, Aramark International Finance S.à r.l. and certain wholly-owned domestic subsidiaries of the Company, the financial institutions from time to time party thereto (including the financial institutions party to the Incremental Amendment, the “Lenders”), the issuing banks named therein and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and collateral agent for the secured parties thereunder.